CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Invesco Exchange-Traded Fund Trust II of our reports dated October 28, 2020, relating to the financial statements and financial highlights, which appear in each Fund’s (as listed in Appendix A) Annual Report on Form N-CSR for the year ended August 31, 2020. We also consent to the references to us under the headings “Fund Service Providers”, “Financial Highlights”, “Statement of Additional Information” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois

December 17, 2020

Appendix A

Funds

Invesco Senior Loan ETF

Invesco KBW Premium Yield Equity REIT ETF

Invesco KBW Bank ETF

Invesco KBW Property & Casualty Insurance ETF

Invesco KBW Regional Banking ETF

Invesco S&P SmallCap Consumer Discretionary ETF

Invesco S&P SmallCap Consumer Staples ETF

Invesco S&P SmallCap Energy ETF

Invesco S&P SmallCap Financials ETF

Invesco S&P SmallCap Health Care ETF

Invesco S&P SmallCap Industrials ETF

Invesco S&P SmallCap Information Technology ETF

Invesco S&P SmallCap Materials ETF

Invesco S&P SmallCap Utilities & Communication Services ETF

Invesco Solar ETF

Invesco CEF Income Composite ETF

Invesco DWA SmallCap Momentum ETF

Invesco KBW High Dividend Yield Financial ETF

Invesco Preferred ETF

Invesco PureBetaSM MSCI USA ETF

Invesco PureBetaSM MSCI USA Small Cap ETF

Invesco Russell 1000 Enhanced Equal Weight ETF

Invesco Russell 1000 Equal Weight ETF

Invesco Russell 1000 Low Beta Equal Weight ETF

Invesco S&P 500 Minimum Variance ETF

Invesco S&P 500 Revenue ETF

Invesco S&P 500 Enhanced Value ETF

Invesco S&P 500® High Beta ETF

Invesco S&P 500® High Dividend Low Volatility ETF

Invesco S&P 500® Low Volatility ETF

Invesco S&P 500 Momentum ETF

Invesco S&P 500® ex-Rate Sensitive Low Volatility ETF

Invesco S&P MidCap 400 Revenue ETF

Invesco S&P MidCap Low Volatility ETF

Invesco S&P SmallCap 600 Revenue ETF

Invesco S&P SmallCap High Dividend Low Volatility ETF

Invesco S&P SmallCap Low Volatility ETF

Invesco S&P SmallCap Quality ETF

Invesco S&P Ultra Dividend Revenue ETF

Invesco Variable Rate Preferred ETF

Invesco 1-30 Laddered Treasury ETF

Invesco California AMT-Free Municipal Bond ETF

Invesco Fundamental High Yield® Corporate Bond ETF

Invesco Fundamental Investment Grade Corporate Bond ETF

Invesco National AMT-Free Municipal Bond ETF

Invesco New York AMT-Free Municipal Bond ETF

Invesco PureBetaSM US Aggregate Bond ETF

Invesco Taxable Municipal Bond ETF

Invesco Treasury Collateral ETF

Invesco VRDO Tax-Free Weekly ETF